SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                FORM 8-K

                (State or Other Jurisdiction of Incorporation)

                   0-29657                        33-0727323
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           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
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           (Address of Principal Executive Offices)         (Zip Code)

                               (905) 947-9925
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets.

On January 31, 2001, the Company sold its interest in American Electric Automobile Company (Asia) Inc. ("Asia"). After careful consideration, the Board of Directors of the Company decided that it would be in the Company's best interest to discontinue its investment into Asia. The inherent risks involved in doing business in China, the difficulty in monitoring the situation, as well as the continued monetary investment into Asia that would have been required led the Board to the decision to discontinue its investment in Asia.

The Company sold its interest in Asia, being 45% of the issued and outstanding shares, for the nominal amount of $100.00 to Edward F. Myers. Mr. Myers was the former Chairman of the Company and is currently on the Board and President of the Company's wholly owned subsidiary, California Electric Automobile Company, Inc.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  AMERICAN ELECTRIC AUTOMOBILE COMPANY,INC.


Date: February 12, 2001

By:
PIERRE QUILLIAM
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PIERRE QUILLIAM
President and CEO